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                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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                               LUCENT TECHNOLOGIES INC.
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    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant
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On July 10, 2006, Lucent Technologies sent the following update to employees:

Lucent Sales Edge ALERT                      Customer Team Communications




 July 10, 2006




LUCENT AND ALCATEL PROVIDE UPDATE ON ONGOING INTEGRATION WORK; LUCENT COMMENTS ON PRELIMINARY RESULTS FOR THIRD QUARTER OF FISCAL 2006

Today, Lucent issued two news releases, the first being a joint announcement with Alcatel providing an update on our ongoing integration work. The announcement said that we are on track to complete our merger by the end of calendar year 2006, and also contained updates on the combined company's organization structure, regulatory milestones and cost synergies.

The second news release announced that Lucent expects third quarter fiscal 2006 revenues, which ended June 30, to be approximately $2.04 billion, subject to the completion of our quarterly closing process. This compares with revenues of $2.14 billion in the second quarter of fiscal 2006 and $2.34 billion in the year-ago quarter.

Following are links to the news releases, more information, and talking points to be used with customers surrounding these announcements.

Alcatel and Lucent Integration Work Milestones Announcement
In a joint news release, Alcatel and Lucent provided an update on the timing of the proposed merger and unveiled additional details of the combined company's organization and business structure, leadership team and expected synergies. To view the joint announcement, click http://www.lucent.com/press/0706/060710.coc.html> here.

What to Tell Customers:

o We believe we are on track to complete the merger transaction by the end of calendar year 2006, which is within the six to 12 month timeframe originally announced on April 2, 2006.

o In recent weeks, we have achieved a number of significant milestones, including satisfying some regulatory conditions to the proposed merger, in our ongoing integration work.

o The combined company will address carrier, enterprise and service markets with a strong focus on end-to-end solutions maximizing customer value.

o The overall business will be segmented into wireless, wireline and convergence, as well as services and enterprise while four regional organizations will provide strong local support to customers.

o The Carrier Business Groups, headed by Etienne Fouques, will consist of: ss. Wireless, headed by Mary Chan,
ss.     Wireline, headed by Michel Rahier,
ss.     Convergence, headed by Marc Rouanne.

o The Enterprise Business Group will be headed by Hubert de Pesquidoux. o The Service Business Group will be headed by John Meyer.

o    The company will have four geographic regions:

o Europe and North, headed by Vince Molinaro, will include the UK, Nordics, Benelux, Germany, Russia and Eastern European countries.
o Europe and South, headed by Olivier Picard, will include France, Italy, Spain and other Southern European countries, Africa, Middle East, India and Latin America.
o North America, headed by Cindy Christy, will include the U.S, Canada and the Caribbean.

o Asia-Pacific, headed by Frederic Rose, will include China, Northeast Asia, South East Asia and Australia.

o The company will have a management committee that will be headed by Pat Russo, chief executive officer.

o Management Committee members include Etienne Fouques, senior executive vice president of the Carrier Group; Frank D'Amelio, senior executive vice president Integration and chief administrative officer; Jean-Pascal Beaufret, chief financial officer; Claire Pedini, senior vice president, Human Resources and Communication and Mike Quigley, president, Science Technology and Strategy.

o We have undertaken an extensive review of both companies' technologies and products to determine the optimal combined portfolio for the merged company.

o Particular emphasis has been placed on the continuous support of our customers' investments in the installed base.

o The companies will work on ensuring a gradual migration path for customers transitioning to the combined future portfolio to avoid disruptions during the migration.

o We are creating a world-class management team that will deliver the best of both companies to customers around the world, and will create enhanced value for shareholders.

o    We remain confident in our ability to achieve the previously announced Euro
     1.4 billion (USD 1.7 billion) of annual pre-tax cost synergies within three years. And we continue to expect about 70 percent of these savings to be achieved in the first two years post closing.

3Q06 PRELIMINARY RESULTS ANNOUNCEMENT

Subject to completion of our quarterly closing process, we expect revenues for the third quarter of fiscal 2006 to be about $2.04 billion, as compared with $2.14 billion in the prior quarter, and $2.34 billion in the year-ago quarter.

To view Lucent's news release, click
http://www.lucent.com/press/0706/060710.cob.html here.

What to Tell Customers:

o The sequential and year-over-year declines were due primarily to lower sales of current-generation wireless solutions to North American mobility customers.

o Overall, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers

o While consolidation among some of our largest customers and the transition period that accompanies the adoption of next-generation technologies are two factors putting pressure on our revenues, we also believe that consolidation will provide new opportunities going forward as service providers look to us to help them integrate their large, complex networks.

o On a preliminary basis, we expect to report earnings of approximately 2 cents per diluted share for Q306, as compared with earnings of 4 cents per share in the second quarter of fiscal 2006 and earnings of 7 cents per diluted share in the year-ago quarter.

o We believe that telecom is an industry undergoing tremendous change and is still ripe with fruitful opportunity.

o We expect investment in both CDMA and UMTS to increase going forward, driven by the introduction of EV-DO RevA and HSDPA solutions.

ss.     We recently announced contracts with Verizon Wireless and Telecom New
Zealand for our EV-DO RevA solution, which we expect to make commercially available in late September.

o Our customers continue investing in IMS, and we continue to see opportunities in the market that align with our strengths and investments in IMS, 3G mobile, services, next-gen optical and access, and applications.

o We have the right people, products and services to capitalize on those opportunities before us.

For More Information

To view the April 2, 2006, Sales Edge Alert announcing the proposed merger transaction, click http://mylucent.app.lucent.com/pls/portal30/docs/341466.HTM here.

For more information, updates, and Q&A's related to the proposed merger, visit the http://my.lucent.com/pls/portal30/docs/FOLDER/CONT_PR/WTS/MERGER_0.HTML
Lucent-Alcatel Merger Portal, which features a message from Pat Russo and Serge Tchuruk.

http://mylucent.app.lucent.com/pls/portal30/docs/FOLDER/CONT_PR/WTS/SAFE.HTML
Click here to read Lucent's Safe Harbor for Forward Looking Statements and other important information.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

     In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.